EXHIBIT 99.1

Concur Technologies Announces

First Quarter Revenue Up 52% Year-Over-Year

Subscription revenue increases 68% year-over-year and operating margin increases 74%

REDMOND, Wash., January 31, 2007 - Concur Technologies, Inc. (NASDAQ: CNQR), the world’s leading provider of on-demand Corporate Expense Management services today reported financial results for its first quarter ended December 31, 2006.

Concur reported total revenue for the first quarter of fiscal 2007 of $29.2 million, driven by subscription revenue which was up 68% from the year-ago quarter. Total revenue for the quarter was up 52% from the year-ago quarter and up 6% sequentially. Fiscal 2007 first quarter net income, which includes a provision for income taxes of $1.4 million, was $1.0 million, or $0.02 per share, and was above company expectations. This compares to net income of $0.6 million, or $0.02 per share, in the year-ago quarter, which did not require a full provision for income taxes.

“We started fiscal 2007 with an exceptional quarter, as we exceeded our revenue, gross margin, operating margin and earnings targets. Even as we invested across the business to drive better than 50% top line growth, we were able to grow operating margin by 74%,” said Steve Singh, chairman and CEO of Concur Technologies. “New customer growth continued to be strong across the breadth of our services and we are pleased with the demand environment. In particular, customers continue to embrace the value proposition and end user benefits of our end-to-end travel and expense service.”

Singh continued, “As we look ahead, we remain focused on aggressively growing top line revenue while maintaining our operating leverage. To support this objective, we will continue to invest in expanding our distribution and market reach while delivering new services and innovations that not only set the standard in the travel and expense market, but also raise our market-leading standard for high quality on-demand services.”

Financial Highlights

•	Total revenue was $29.2 million for the first quarter of fiscal 2007, up 52% compared to the year-ago quarter and up 6% sequentially.

•	Net income was $1.0 million, or $0.02 per share for the first quarter of fiscal 2007 and included a provision for income taxes of $1.4 million, compared to $0.6 million, or $0.02 per share for the year-ago quarter which did not require a full provision for income taxes. The company released reserves against its deferred tax assets in the third quarter of fiscal 2006 and began recording a provision for income taxes in the fourth quarter of fiscal 2006.

•	Deferred revenue was $26.5 million for the first quarter of fiscal 2007, up 20% compared to the year-ago quarter and up 9% sequentially.

•	Cash flows from operations were $5.5 million for the first quarter of fiscal 2007, up 276% from the year-ago quarter.

•	Non-GAAP operating margin was 16% for the first quarter of fiscal 2007, up from 9% for the year-ago quarter and down 2% sequentially. Please refer to “About Concur’s Non-GAAP Financial Measures” below.

Recent Business Highlights

•	Concur signed contracts with new and existing customers, including Atmel Corporation, Brown Brothers Harriman & Co., Cadence Design Systems, Inc., Choice Hotels International, Dresdner Kleinwort, HarbourVest Partners LLC, Highmark, Inc., IKON Office Solutions, Inc., NDS Ltd, Overland Solutions, Inc., Replidyne, Inc. and Virtual Radiologic Corporation.

•	Concur successfully completed its largest on-demand service deployment, with over 180,000 employees of a leading global financial institution now generating over 1.5 million transactions per year.

•	Concur was once again recognized among the top 10 software on-demand providers in terms of global revenue in 2005 by IDC, whose report, Worldwide Software on Demand 2005 Vendor Analysis (IDC #204790, December 2006), found that the top 10 companies listed represented “51% of the on-demand landscape”.

•	Concur was selected to the S&P Small Cap 600, an index consisting of 600 domestic stocks chosen for market size, liquidity, profitable growth and industry group representation.

•	Concur executives Steve Singh and Thomas DePasquale were both named to the 25 Most Influential Executives of 2006 list by the editors of Business Travel News, who each year list the 25 decision makers they perceived as having exerted the greatest influence over the business travel industry in the previous year.

•	Concur’s Board of Directors approved a new share repurchase program authorizing the repurchase of up to two million shares of its currently outstanding common stock over the next two years.

Business Outlook

The following statements are based on our current expectations and we do not undertake any duty to update them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below, the factors identified in our public filings made with the Securities and Exchange Commission (“SEC”), or other factors. Please also refer to “About Concur’s Non-GAAP Financial Measures” below for an explanation of our non-GAAP financial measures and a reconciliation of those measures to accounting principles generally accepted in the United States (“GAAP”) equivalents.

•	Concur expects total revenue to be $29.5 million for the second quarter of fiscal 2007, and to be between $121 million and $125 million for fiscal 2007.

•	Concur expects earnings per share for the second quarter of fiscal 2007 to be $0.02 assuming an estimated effective tax rate of 60% and non-GAAP pre-tax earnings per share to be $0.10.

•	Concur expects earnings per share for fiscal 2007 to be $0.10 assuming an estimated effective tax rate of 60% and non-GAAP pre-tax earnings per share to be $0.46.

•	Concur expects the fiscal 2007 non-GAAP operating margin to be between 15% and 16% for the year as a whole.

About Concur Technologies, Inc.

Concur Technologies, Inc. is the world’s leading provider of on-demand Corporate Expense Management services. Concur’s end-to-end corporate travel and expense management service seamlessly unites online travel booking with automated expense reporting, controlling spend before it occurs while streamlining travel procurement and employee reimbursement. Concur’s services also automate the process of managing vendor payments and employee check requests, eliminating paper, optimizing supplier relations and providing enhanced visibility. By providing a 360° view into all employee travel and procurement expenses, Concur’s robust services help companies enforce policies and monitor vendor compliance, delivering unprecedented control and valuable insight. Concur’s suite of on-demand services reach millions of employees across thousands of organizations around the world — streamlining business processes, reducing operating costs, improving internal controls and providing enhanced visibility and actionable expense analysis. More information about Concur is available at www.concur.com.

# # #

All company or product names are trademarks and/or registered trademarks of their respective owner.

This press release contains forward-looking statements that are inherently uncertain. These forward-looking statements, such as the statements made by Mr. Singh and the statements in the Business Outlook section, are based on Concur’s current expectations and involve many risks and uncertainties that could cause actual results to differ materially from current expectations. Factors that could cause or contribute to actual results differing from current expectations include, but are not limited to: potential delays in market adoption and penetration of our subscription service offerings; potential difficulties associated with our deployment and support of our products and services; our ability to manage expected growth of our subscription service offerings; the scalability of the hosting infrastructure for our subscription service offerings; potential increases in the rate of attrition of customers of our subscription service offerings; the level of investment in information technology by our customers; the level of business travel that may reduce the use of our products and services or inhibit new sales of our products and services; potential difficulties associated with strategic relationships and with development of new products and services; risks associated with expansion into new geographic markets; the lengthy sales cycle for our products and services; and uncertain market acceptance of recently-introduced or future products and services.

Please refer to the company’s public filings made with the SEC (http://www.sec.gov) for additional and more detailed information on risk factors that could cause actual results to differ materially from current expectations. Concur assumes no obligation to update the forward-looking information contained in this press release.

Investor Contact:

John Adair, Concur Technologies, Inc., 425-497-6439, johna@concur.com

Press Contact:

Jeff Pecor, Barokas Public Relations, 206-264-8220, jeff@barokas.com

Concur Technologies, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,
	2006	2005
Revenues:
Subscription	$25,493	$15,169
Consulting and other	3,747	4,098

Total revenues	29,240	19,267

Expenses:
Cost of operations	10,377	8,254
Sales and marketing	7,031	4,755
Systems development and programming	3,882	2,223
General and administrative	4,607	3,105
Amortization of intangible assets	823	285

Total expenses	26,720	18,622

Operating income	2,520	645

Other income (expense):
Interest income	182	106
Interest expense	(367)	(1)
Other, net	29	(42)

Total other income (expense), net	(156)	63

Income before income tax	2,364	708
Provision for income tax	1,371	60

Net income	$993	$648

Net income per share available to common stockholders:
Basic	$0.03	$0.02
Diluted	0.02	0.02

Weighted average shares used in computing net income per share:
Basic	36,481	33,301
Diluted	40,182	36,505

Non-GAAP Results (See About Concur’s Non-GAAP Financial Measures):
Non-GAAP operating income	$4,571	$1,731
Non-GAAP operating margin	16%	9%
Non-GAAP pretax income	$4,415	$1,794

Non-GAAP pretax income per share
Basic	$0.12	$0.05
Diluted	0.11	0.05

Shares used in calculation of basic and diluted Non-GAAP net income per share
Basic	36,481	33,301
Diluted	40,182	36,505

Concur Technologies, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	December 31, 2006	September 30, 2006
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$19,670	$16,334
Accounts receivable, net of allowance of $1,789 and $1,544	22,806	22,734
Prepaid expenses	1,025	1,368
Deferred income taxes, net	2,766	2,759
Other current assets	6,185	5,883

Total current assets	52,452	49,078
Property and equipment, net	20,971	20,429
Intangible assets, net of amortization	12,746	13,570
Goodwill	65,628	65,628
Deferred income tax assets, net	23,570	24,839
Deposits and other long-term assets	8,523	7,775

Total assets	$183,890	$181,319

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$2,735	$2,551
Accrued compensation	2,950	5,052
Acquisition related liabilities	8,753	8,826
Other accrued liabilities	3,223	3,415
Current portion of long-term debt	3,395	3,312
Current portion of deferred rent	288	240
Current portion of deferred revenues	17,644	15,974

Total current liabilities	38,988	39,370
Long-term obligations, net of current portion	12,820	13,520
Long-term deferred rent, net of current portion	2,741	2,827
Long-term deferred revenues, net of current portion	8,818	8,208

Total liabilities	63,367	63,925

Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock, par value $0.001 per share Authorized shares: 5,000; No shares issued or outstanding	—	—
Common stock, $0.001 par value Authorized shares: 60,000 Shares issued and outstanding: 36,234 and 36,142 Issuable shares: 284 and 284	36	36
Additional paid-in capital	289,296	287,382
Accumulated deficit	(169,244)	(170,237)
Accumulated other comprehensive income	435	213

Total stockholders’ equity	120,523	117,394

Total liabilities and stockholders’ equity	$183,890	$181,319

Concur Technologies, Inc

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three months ended December 31,
	2006	2005
Operating activities:
Net income	$993	$648
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	823	285
Depreciation	1,932	1,086
Provision for allowance for accounts receivable	293	624
Share-based compensation expense	1,228	801
Deferred income taxes	1,263
Changes in operating assets and liabilities, net of effects from acquisition:
Accounts receivable	(338)	(2,006)
Prepaid expenses, deposits and other assets	(683)	(1,401)
Accounts payable	176	1,080
Accrued liabilities	(2,432)	(1,218)
Deferred revenue	2,270	1,570

Net cash provided by operating activities	5,525	1,469

Investing activities:
Purchases of property and equipment	(2,464)	(2,311)

Net cash used in investing activities	(2,464)	(2,311)

Financing activities:
Proceeds from issuance of common stock from exercise of stock options	478	543
Proceeds from issuance of common stock from employee stock purchase plan	187	201
Repayments on borrowing	(617)	—

Net cash provided by financing activities	48	744
Effect of foreign currency exchange rate changes on cash and cash equivalents	227	(82)

Net increase (decrease) in cash and cash equivalents	3,336	(180)
Cash and cash equivalents at beginning of period	16,334	16,202

Cash and cash equivalents at end of period	$19,670	$16,022

Concur Technologies, Inc.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

(in thousands, except per share and margin data)

(Unaudited)

	Three months ended December 31,
	2006	2005
Non-GAAP operating income reconciliation:
Operating income	$2,520	$645
Income from operations as a % of total revenue (Operating Margin)	9%	3%
Add back:
Effect of share-based compensation on operating income	1,228	801
Effect of amortization of intangibles on operating income	823	285

Non-GAAP operating income	$4,571	$1,731

Non-GAAP operating income as a % of total revenue (Non-GAAP Operating Margin)	16%	9%

Non-GAAP net income reconciliation:
Net income	$993	$648
Add back:
Share-based compensation	1,228	801
Amortization of intangibles	823	285
Provision for income taxes	1,371	60

Non-GAAP pretax income	$4,415	$1,794

Non-GAAP diluted income per share reconciliation:
Diluted income per share	$0.02	$0.02
Add back:
Effect of share-based compensation on income per share	0.03	0.02
Effect of amortization of intangibles on income per share	0.02	0.01
Provision for income taxes	0.04	—

Non-GAAP pretax diluted income per share	$0.11	$0.05

Shares used in calculation of basic and diluted non-GAAP income per share:
Basic	36,481	33,301
Diluted	40,182	36,505

CONCUR TECHNOLOGIES, INC.

About Concur’s Non-GAAP Financial Measures

This release contains non-GAAP financial measures. The tables above reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Non-GAAP financial measures should not be considered as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Concur’s non-GAAP financial measures do not reflect a comprehensive system of accounting, and they differ from GAAP measures with similar names and from non-GAAP financial measures with the same or similar names that are used by other companies. We strongly urge investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release, and our consolidated financial statements, including the notes thereto, and the other financial information contained in our periodic filings with the SEC and not to rely on any single financial measure to evaluate our business.

Concur believes that its non-GAAP financial measures provide meaningful supplemental information regarding Concur’s operating results because they exclude amounts that Concur excludes as part of its monitoring of operating results and assessing the performance of the business. Concur believes that its non-GAAP financial measures also facilitate the comparison of results for current periods and business outlook for future periods with results of past periods. Concur presents the following non-GAAP financial measures in this release: non-GAAP operating income; non-GAAP operating margin; non-GAAP net income; and non-GAAP pre-tax earnings per share. Concur excludes the following items as noted from these non-GAAP financial measures:

•	Share-based compensation expenses. Concur’s non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for stock options that it began recording under SFAS 123(R) in the first quarter of fiscal 2006. Concur excludes these expenses from its non-GAAP financial measures primarily because they are non-cash expenses that we do not consider part of ongoing operating results when assessing the performance of our business, and the exclusion of these expenses facilitates the comparison of results for fiscal 2006 and business outlook for future periods with results for prior periods, which did not include share-based compensation expenses.

•	Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of software and other technology assets, other purchased intangible assets such as customer lists and covenants not to compete. Concur excludes these items from its non-GAAP financial measures because they are non-cash expenses that Concur does not consider part of ongoing operating results when assessing the performance of our business, and Concur believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry, which have their own unique acquisition histories.

•	Provision for income taxes. In accordance with GAAP, Concur began recording a provision for income taxes in the fourth quarter of fiscal 2006. Concur excludes this expense from its non-GAAP financial measures primarily because it is largely a non-cash expense that Concur does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of this expense facilitates the comparison of business outlook for future periods with results for prior periods, which did not include a provision for income taxes.

Except as noted below, Concur believes that all of the following considerations apply equally to each of the non-GAAP financial measures that we present:

•	Concur’s management uses non-GAAP operating income (including the derived non-GAAP operating margin), non-GAAP net income, non-GAAP earnings per share and non-GAAP pre-tax earnings per share in internal reports used by management in monitoring and making decisions regarding Concur’s business. For example, these measures are used in monthly financial reports prepared for management, and in quarterly reports to Concur’s Board of Directors. Concur also uses non-GAAP earnings per share and non-GAAP pre-tax earnings per share as measures that determines executive cash incentive compensation, along with GAAP measures, such as revenue.

•

Because share-based compensation, amortization of acquired intangible assets are non-cash in nature and the provision for income taxes is largely non-cash in nature, Concur believes that non-GAAP operating income, non-GAAP net income, non-GAAP earnings per share and non-GAAP pre-tax earnings per share provide a more focused view of the operations of its business. In particular, share-based compensation amounts are difficult to forecast, because the magnitude of the charges depends upon the volume and timing of stock option grants - which are unpredictable and can vary dramatically from period to period - and external factors such as interest rates and the trading price and volatility of the company’s common stock. In addition, the provision for income

CONCUR TECHNOLOGIES, INC.

About Concur’s Non-GAAP Financial Measures (Continued)

taxes can vary significantly because losses in its foreign operations are not included in the calculation of the consolidated provision for income taxes as we have not yet released the reserves against the deferred tax assets for our foreign operations. Excluding these amounts improves comparability of the performance of the business across periods.

•	The principal limitation of Concur’s non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures.

•	To mitigate this limitation, Concur presents its non-GAAP financial measures in connection with its GAAP results, and recommends that investors do not give undue weight to its non-GAAP financial measures. Concur notes that the dilutive effect of outstanding options is reflected in fully-diluted shares outstanding used in calculating both GAAP earnings per share and our non-GAAP earnings per share.

Concur’s management believes that its non-GAAP financial measures provide useful information to investors because it allows investors to view the business through the eyes of management, facilitates comparison of its results across historical and future periods, and because its non-GAAP financial measures provide a special focus on the underlying operating performance of the business relative to expectations.